EQUITABLE OF IOWA COMPANIES
                 Consolidated Net Income Per Share Computation

                                                                 Exhibit 11

                              Three Months Ended       Six Months Ended
                                   June 30,                June 30,
                           ___________ ___________ ___________ ___________
                              1996        1995        1996        1995
                           ___________ ___________ ___________ ___________
                            (Dollars in thousands, except per share data)
Primary:
  Net income                  $31,772     $26,620     $61,977     $50,414
                           =========== =========== =========== ===========
  Average shares
   outstanding             31,888,206  31,677,568  31,852,453  31,670,536
                           =========== =========== =========== ===========
  Net income per share          $1.00       $0.84       $1.95       $1.59
                           =========== =========== =========== ===========

Fully diluted:
  Net income                  $31,772     $26,620     $61,977     $50,414
                           =========== =========== =========== ===========

  Average shares
   outstanding             31,888,206  31,677,568  31,852,453  31,670,536

  Add:  Net effect of dilutive
     stock options - based on
     the treasury stock method
     using period-end market
     price, if higher than
     average market
     price                    377,466     485,521     384,218     449,399
                           ___________ ___________ ___________ ___________
        Total              32,265,672  32,163,089  32,236,671  32,119,935
                           =========== =========== =========== ===========
  Net income per share          $0.99       $0.83       $1.92       $1.57
                           =========== =========== =========== ===========

Note: This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.